Exhibit 10.9

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment dated as of January 1, 2016 (“Amendment Effective Date”) by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Shared Services Agreement dated as of February 16, 1999 by and between VHR Broadcasting of Springfield, Inc. and Quorum Broadcasting of Missouri, Inc., as amended by those certain amendments dated February 16, 1999 and December 30, 2003, and as extended by letter agreement on February 2, 2009 (collectively, the “Agreement”).

WHEREAS, Mission, as successor to VHR Broadcasting of Springfield, Inc., is the licensee of television broadcast station KOLR, Springfield, Missouri;

WHEREAS, Nexstar, as successor to Quorum Broadcasting of Missouri, Inc., is the licensee of television broadcasting station KOZL-TV, Springfield, Missouri;

WHEREAS, Mission and Nexstar have entered into the Agreement for their mutual benefit;

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Paragraph 4(g) of the Agreement is deleted in its entirety and the following is substituted in its place: “4(g) Services Fee. In consideration for the services to be provided to the Stations by Nexstar personnel as described in Sections 4(a) through 4(f), Mission will pay Nexstar the fee (“Services Fee”) described in Section 4(g).

(i)Base Amount. Subject to the remaining provisions of this Section 4(g), the base amount of the Services Fee will be $208,333.33 per month.

(ii) Payment Terms. The Services Fee will be payable monthly, in arrears, from and after the month during which this Agreement is executed, and will be prorated on a daily basis for the first and last months during which the sharing arrangements described in Sections 4(a) through 4(f) are in effect.”

2.These revised payment terms are effective as of the Amendment Effective Date.

3. As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the parties have executed this amendment as of the Amendment Effective Date above.

NEXSTAR BROADCASTING, INC.	MISSION BROADCASTING, INC.
By: /s/ Thomas E. Carter	By: /s/ Dennis Thatcher
Name: Thomas E. Carter	Name: Dennis Thatcher
Title: EVP & Chief Financial Officer	Title: President